SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________



       Date of Report (Date of earliest event reported) September 14, 2000
                         BICO, INC.
         (Exact name of registrant as specified in its charter)


  Pennsylvania                       0-10822                  25-1229323
  (State of other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                         indentification No.)


       2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
         (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number, including area code (412) 429-0673




          _________________________________________________________
                       (Former name or former address,
                         if changes since last report.)









Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.

          BICO, Inc. subsidiary, Diasensor.com, Inc., announced today that two key personnel have joined the management team of MicroIslet, Inc. following recently revealed preclinical success in treating insulin dependent diabetes. Fred R. Kohen Ph.D. assumes the position of Vice President, Preclinical and Clinical Development; Mayank Patel will become the Director of Engineering and Manufacturing for MicroIslet, Inc.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                               SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BICO, INC.

                                           by  /s/   Fred E. Cooper
                                                     Fred E. Cooper, CEO
DATED:  September 14, 2000



   BICO, INC.'S SUBSIDIARY, DIASENSOR.COM, ANNOUNCES FIRST
         MEMBERS OF MICROISLET, INC. MANAGEMENT TEAM


     Pittsburgh, PA - September 14, 2000 - BICO, Inc. (OTCBB:BICO) subsidiary, Diasensor.com, Inc., announced today that two key personnel have joined the management team of MicroIslet, Inc. following recently revealed preclinical success in treating insulin dependent diabetes. Fred R. Kohn Ph.D. assumes the position of Vice President, Preclinical and Clinical Development; Mayank Patel will become the Director of Engineering and Manufacturing for MicroIslet, Inc.
     Diasensor.com recently increased its holdings to twenty percent in MicroIslet, which is located in La Jolla, CA.
     Both Dr. Kohn and Mr. Patel have substantial experience in the pharmaceutical and biotech industries. Prior to joining MicroIslet, Inc. Dr. Kohn was Director of Project Management at Skye Pharma, Inc (formerly DepoTech Corporation). At Skye Pharma, Dr. Kohn headed the project team responsible for the development of sustained-release encapsulated morphine for the treatment of acute post surgical pain. Previously, he was Director of product development at Desmos, Inc., where he was responsible for all aspects of development of a therapeutic protein for periodontal disease. Before joining Desmos, Dr. Kohn was Senior Scientist and acting head of Immunology at Xoma Corporation, where he conducted preclinical research in their infectious and autoimmune disease programs. Dr. Kohn received his Ph.D. in Pharmacology from the University of Minnesota. Mr. Patel is a chemical engineer with eight years of experience in pharmaceutical and diagnostic product manufacturing. Mr. Patel has broad experience with an extensive background in aseptic pharmaceutical equipment design, commissioning, validation, and automation. He was formerly Senior Process Engineer at Sequenom, Inc., where he was responsible for implementing the production of diagnostic test kits for chip based DNA analysis. Mr. Patel has a chemical engineering degree and an MBA in Operations Management from Rutgers University.
     John F. Steel IV, CEO of MicroIslet, Inc., indicated that additional key personnel would be joining the company in the near term to build on the ongoing successes and opportunities for MicroIslet, Inc.

     BICO, Incorporated has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products. Subsidiary Diasensor.com, Inc. owns the patents, technology, marketing, and distribution rights to the
Diasensor 2000 noninvasive glucose monitor, which was developed by BICO and is currently in the FDA approval
process.   BICO  owns 52% of Diasensor.com,  which  is  also
located in Pittsburgh, PA.



FOR FURTHER INFORMATION, CONTACT:
Investors                        Media
Diane McQuaide                   Susan Taylor
1.412.429.0673 phone             1.412.429.0673 phone
1.412.279.9690 fax               1.412.279.5041 fax



INVESTOR RELATIONS NEWSLINE NUMBER:  1.800.357.6204
WEBSITE:  www.bico.com